Exhibit 99.1

Hilton
Garden Inn

APPLE REIT EIGHT *2013 First Quarter*

MARCH 31, 2013

Greetings from Apple REIT Eight, Inc. I am pleased to
report that operations across our portfolio of 51 hotels
continued to strengthen during the first quarter of this
year. Our hotels achieved an average occupancy rate
of 68 percent, an average daily rate (ADR) of $111
and revenue per available room (RevPAR) of $76.
As compared to results from the same period of 2012,
RevPAR increased by approximately three percent
driven by a four percent increase in ADR. Although a
reduction in government spending has impacted certain
markets, revenue from both corporate and leisure travel
continues to grow in most markets. The Company and
the hotel industry are forecasting a mid-single digit
percentage increase in revenue for the full year of
2013 as compared to 2012 for comparable hotels.

In the first quarter of 2013, Apple REIT Eight paid its
shareholders $0.14 per share in distributions. During
that same time period, the Company achieved funds
from operations (FFO) of approximately $6.9 million,
or $0.07 per share, similar to results from the same
period of 2012 of $6.8 million, or $0.07 per share.
To better align our annualized distributions with results
from operations over the long term, our Board of
Directors approved an adjustment to our annualized
distribution rate from $0.55 per share to approximately
$0.4675 per share that began with our April 15, 2013
payment. While our goal is to maintain a relatively
consistent distribution rate, we believe that in light of an uncertain economic recovery this strategic adjustment
was prudent and allows for a reduction in debt service
and the ongoing timely renovation of our hotels.
We are optimistic that improvements in the overall
economy, in conjunction with a limited supply of new
hotels, will help accelerate the pace of our recovery.

In collaboration with the Marriott® and Hilton® brands
and our third-party management teams, we have
implemented a variety of hospitality programs and
competitive pricing strategies in an effort to position our
hotels as leaders within our markets. The Company’s
average Market Yield for the first three months of 2013
and 2012 was 130 and 131, respectively. The Market
Yield is a measure of each hotel’s RevPAR compared
to the average in the market, with 100 being the
average (the index excludes hotels under renovation)
and is provided by Smith Travel Research, Inc.®,
an independent company that tracks historical hotel
performance in most markets throughout the world.

The core business strategy of Apple REIT Eight has
not wavered and our team remains committed to
maximizing shareholder value over the life of our
program. We own a portfolio of 51 high-quality,
well-branded hotels with approximately 28 percent
debt as compared to our total initial capitalization.
As hotel industry fundamentals continue to strengthen,
our team will continue to aggressively seek additional
opportunities for revenue growth within each of our
individual markets. Although not at the pace we had
anticipated, we foresee that hotel operations will
improve as compared to 2012 and I remain confident
in our long-term success. As always, thank you for your
investment in Apple REIT Eight.

Sincerely,

Glade M. Knight,
Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended March 31, 2013	Three months ended March 31, 2012
REVENUES
Room revenue	$40,265	$40,240
Other revenue	3,295	2,977
Total revenue	$43,560	$43,217

EXPENSES
Direct operating expense	$12,550	$12,225
Other hotel operating expenses	19,188	18,975
General and administrative	1,231	1,847
Depreciation	9,376	9,077
Interest expense, net	3,736	3,411
Total expenses	$46,081	$45,535

NET INCOME
Net income (loss)	$(2,521)	$(2,318)
Net income (loss) per share	$(0.03)	$(0.02)

FUNDS FROM OPERATIONS (A)
Net income (loss)	$(2,521)	$(2,318)
Depreciation of real estate owned	9,376	9,077
Funds from operations (FFO)	$6,855	$6,759
FFO per share	$0.07	$0.07

WEIGHTED-AVERAGE SHARES OUTSTANDING	92,615	93,299

OPERATING STATISTICS
Occupancy	68%	69%
Average daily rate	$111	$107
RevPAR	$76	$74
Number of hotels	51	51
Distributions per share	$0.14	$0.14

Balance Sheet Highlights (Unaudited)
(In thousands)	March 31, 2013	December 31, 2012
ASSETS
Investment in real estate, net	$881,234	$889,222
Other assets	27,649	23,642
Total assets	$908,883	$912,864
LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$276,392	$264,019
Other liabilities	30,948	29,670
Total liabilities	307,340	293,689
Total shareholders’ equity	601,543	619,175
Total liabilities & shareholders’ equity	$908,883	$912,864

(A) Funds from operations (FFO) is defined as net income (loss) (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2013 and the results of operations for the interim period ended March 31, 2013. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Eight, Inc. 2012 Annual Report.

Clockwise from left: COURTYARD, TEXARKANA, TX; RESIDENCE INN, SPRINGDALE, AR; SPRINGHILL SUITES, OVERLAND PARK, KS; COURTYARD, CYPRESS, CA

COURTYARD
Marriott
COURTYARD
Marriott

 CORPORATE PROFILE Apple REIT Eight, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Renaissance® Hotels, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our portfolio consists of 51 hotels, containing a total of 5,912 guestrooms in 19 states.   MISSION Apple REIT Eight, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

Cover image: HILTON GARDEN INN, TALLAHASSEE, FL

As always, we encourage our shareholders to know their investment and stay informed by reviewing information on our website at www.applereiteight.com, as well as our filings with the Securities and Exchange Commission, which can be found on their website at www.sec.gov.

This quarterly report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; changes in laws or regulations or interpretations of current laws and regulations that impact the company’s business, assets or classification as a real estate investment trust; the ability of the company to implement its operating strategy and to manage planned growth; and the ability to repay or refinance debt as it becomes due.

Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In addition, the timing and level of distributions to shareholders are within the discretion of the company’s board of directors. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®,” “Residence Inn® by Marriott®” and “Renaissance Hotels & Resorts®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Eight offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Eight offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Market Diversity

STATE/CITY	Portfolio of hotels
ALABAMA
Birmingham
ARKANSAS
Rogers (2), Springdale
CALIFORNIA
Burbank, Cypress, Oceanside, Sacramento,
San Jose, Tulare
FLORIDA
Jacksonville, Orlando/Sanford, Tallahassee, Tampa
GEORGIA
Savannah (2)
KANSAS
Overland Park (3), Wichita
KENTUCKY
Bowling Green
MARYLAND
Annapolis
MASSACHUSETTS
Marlborough, Westford (2)
MISSOURI
Kansas City
NEW JERSEY
Somerset
NEW YORK
New York City
NORTH CAROLINA
Carolina Beach, Concord, Dunn, Fayetteville,		CORPORATE HEADQUARTERS
Greensboro, Matthews, Wilmington, Winston-Salem		814 East Main Street
OKLAHOMA		Richmond, Virginia 23219
Tulsa/South-Bixby		(804) 344-8121
SOUTH CAROLINA		(804) 344-8129 FAX
Columbia, Greenville, Hilton Head		www.applereiteight.com
TENNESSEE
Chattanooga		INVESTOR INFORMATION
TEXAS		For additional information about the
Texarkana (2)		Company, please contact: Kelly Clarke,
VIRGINIA		Director of Investor Services
Charlottesville, Harrisonburg, Norfolk/Chesapeake,		(804) 727 -6321 or
Suffolk/Chesapeake (2), Virginia Beach (2)		kclarke@applereit.com
WASHINGTON
Tukwila